    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1997

                                                   REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             --------------------

                          PREMIERE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            GEORGIA                                       59-3074176
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)


3399 PEACHTREE ROAD, N.E., THE LENOX BUILDING, SUITE 400, ATLANTA, GEORGIA 30326
                                 (404) 262-8400
         (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

               1991 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
                         OF VOICE-TEL ENTERPRISES, INC.
               1991 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
                                  OF VTN, INC.
                    (ASSUMED BY PREMIERE TECHNOLOGIES, INC.)

              PREMIERE TECHNOLOGIES, INC. STOCK OPTION AGREEMENTS
                           (Full title of the plans)

                             --------------------

                                BOLAND T. JONES
                CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT
                          PREMIERE TECHNOLOGIES, INC.
                           3399 PEACHTREE ROAD, N.E.
                         THE LENOX BUILDING, SUITE 400
                             ATLANTA, GEORGIA 30326
                                 (404) 262-8400
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            JEFFREY A. ALLRED, ESQ.
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000

                             --------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                PROPOSED MAXIMUM          PROPOSED MAXIMUM
     TITLE OF SECURITIES         AMOUNT TO BE    OFFERING PRICE          AGGREGATE OFFERING         AMOUNT OF
       TO BE REGISTERED         REGISTERED (1)    PER SHARE (2)               PRICE (2)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        25,854           $17.385               $   449,472              $  137
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         6,241              8.41                    52,487                  16
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        10,712            32.488                   348,012                 106
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         2,585              0.54                     1,396                   1
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       920,000            23.875                21,965,000               6,657
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        15,000            25.875                   388,125                 118
-----------------------------------------------------------------------------------------------------------------
        Total                      980,392                                 $23,204,492              $7,035
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the 1991 Non-Qualified and Incentive Stock Option Plan of Voice-Tel Enterprises, Inc. ("VTE") and the 1991 Non-Qualified and Incentive Stock Option Plan of VTN, Inc. (assumed by Premiere Technologies, Inc.) and certain Stock Option Agreements by and between Premiere Technologies, Inc. and certain current or former employees of VTE (collectively, the "Plans").
(2) Determined for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act and based upon the exercise price at which such outstanding options to purchase shares of the Common Stock under the Plans may be exercised.

================================================================================

                              INTRODUCTORY STATEMENT

     Premiere Technologies, Inc. (the "Company") assumed the obligation to issue shares of its common stock, $.01 par value per share (the "Common Stock"), upon the exercise of outstanding stock options granted under the 1991 Non-Qualified and Incentive Stock Option Plan of Voice-Tel Enterprises, Inc. ("VTE") (the "VTE Plan") and the 1991 Non-Qualified and Incentive Stock Option Plan of VTN, Inc. ("VTN") (the "VTN Plan") and granted options under certain Stock Option Agreements by and between the Company and certain current or former employees of VTE (the "Stock Option Agreements") in connection with the acquisitions of VTE and VTN. The VTE Plan, VTN Plan and Stock Option Agreements are referred to herein collectively as the "Plans".

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Company (File No. 0-2778) with the Securities and Exchange Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are hereby incorporated by reference into this Registration Statement:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including those portions of the Company's Definitive Proxy Statement for the Annual Meeting of Shareholders held on June 11, 1997 incorporated by reference therein).

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, the Company's Current Reports on Form 8-K dated April 2, 1997, April 30, 1997, May 16, 1997, June 12, 1997 and June
            16, 1997 and the Company's Amended Current Reports on Form 8-K/A dated November 13, 1996 and April 30, 1997.

       (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A dated February 14, 1996, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the date an acquisition is consummated are hereby incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

  ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the issuance of the securities being registered hereby has been passed upon by the law firm of Alston & Bird LLP, counsel for the Company.

  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care of other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (i) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve knowing or intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Company's Articles of Incorporation, as amended, exonerate the Company's directors from monetary liability to the extent permitted by this statutory provision.

     In addition to such rights as may be provided by law, the Company's Bylaws provide broad indemnification rights to the Company's directors and such officers, employees and agents as may be selected by such directors, with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, except that such indemnification does not apply in the same situations described above with respect to the exculpation from liability of the Company's directors. The Company is also obligated to reimburse such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, as long as such person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to the Company any advances made under the Bylaws. Any amendment or other modification to the Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote to alter, amend or repeal the provisions of the Bylaws or
  (ii) a majority of the Board of Directors present at the meeting at which the vote is held.

     The Company has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the Company agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders.

  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

  ITEM 8. EXHIBITS.

     3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

     3.2  Articles of Amendment to Articles of Incorporation.

     3.3 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

     4.1 See Exhibits 3.1 - 3.3 for provisions of the Articles of Incorporation, as amended, and Amended and Restated Bylaws defining the rights of the holders of common stock of the Registrant.

     4.2 1991 Non-Qualified and Incentive Stock Option Plan of Voice-Tel Enterprises, Inc. (assumed by the Registrant).

     4.2 1991 Non-Qualified and Incentive Stock Option Plan of VTN, Inc. (assumed by the Registrant).

     4.3 Form of Stock Option Agreement by and between the Registrant and certain current or former employees of Voice-Tel Enterprises, Inc.

     5.1 Opinion of Alston & Bird LLP, as counsel to the Registrant, as to the legality of the shares being registered.

    23.1  Consent of Alston & Bird LLP (included as part of Exhibit 5.1).

    23.2  Consent of Arthur Andersen LLP.

    24.1  Power of Attorney (contained on signature page of this filing).

  ITEM 9.  UNDERTAKINGS.

            (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 18, 1997.

                                 Premiere Technologies, Inc.


                                 By: /s/ Boland T. Jones
                                    --------------------
                                    Boland T. Jones
                                    Chairman of the Board and
                                    President

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Patrick G. Jones, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date
---------------------------  ------------------------------------  -------------
/s/ Boland T. Jones          Chairman of the Board and President   June 18, 1997
---------------------------  (principal executive officer)
Boland T. Jones


/s/ D. Gregory Smith         Executive Vice President and          June 18, 1997
---------------------------  Director
D. Gregory Smith


 /s/ Patrick G. Jones        Senior Vice President of Finance      June 18, 1997
---------------------------  and Legal and Secretary (principal
  Patrick G. Jones           financial and accounting officer)


 /s/ George W. Baker, Sr.    Director                              June 18, 1997
---------------------------
  George W. Baker, Sr.


 /s/ Eduard J. Mayer         Director                              June 18, 1997
---------------------------
  Eduard J. Mayer


 /s/ Robert A. Jetmudsen     Director                              June 18, 1997
---------------------------
  Robert A. Jetmundsen



                        EXHIBIT INDEX

   EXHIBIT
   NUMBER          DESCRIPTION OF EXHIBIT                                  PAGE
   ------          ----------------------                                  ----


   3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

   3.2   Articles of Amendment to Articles of Incorporation.

   3.3   Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 33-80547)).

   4.1   See Exhibits 3.1 - 3.3 for provisions of the Articles of
         Incorporation, as amended, and Amended and Restated Bylaws defining the rights of the holders of common stock of the Registrant.

   4.2 1991 Non-Qualified and Incentive Stock Option Plan of Voice-Tel Enterprises, Inc. (assumed by the Registrant).

   4.3 1991 Non-Qualified and Incentive Stock Option Plan of VTN, Inc. (assumed by the Registrant).

   4.4 Form of Stock Option Agreement by and between the Registrant and certain current or former employees of Voice-Tel
         Enterprises, Inc.

   5.1 Opinion of Alston & Bird LLP, as counsel to the Registrant, as to the legality of the shares being registered.

  23.1   Consent of Alston & Bird LLP (included as part of Exhibit
         5.1).

  23.2   Consent of Arthur Andersen LLP.

  24.1 Power of Attorney (contained on signature page of this filing).